UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   January 10, 2005

INVISA, INC.

(Exact name of registrant as specified in its charter)

        Nevada      000-50081  65-1005398

        (State or other jurisdiction                       (Commission  (IRS Employer
        of Incorporation)                          File Number)   Identification No.)

4400 Independence Court, Sarasota, Florida 34234

(Address of principal executive offices)

Registrant’s telephone number, including area code: (941) 355-9361

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers.

 Effective January 10, 2005, Edmund C. King resigned as the Company’s Chief Financial Officer. Mr. King will continue to serve as a Director on the Company’s Board of Directors. As announced in a press release dated January 10, 2005 (attached hereto as Exhibit 99.1), David Benedetti was appointed to replace Mr. King as the Company’s Chief Financial Officer. Mr. Benedetti’s annual compensation is $120,000. As part of his agreement with the Company, he entered into both a Confidentiality Agreement and a Covenant Not to Compete.

In a career spanning more than 20 years, Mr. Benedetti has developed a base of experience in financial and operational areas, including strategic planning, financial reporting, audit coordination, risk management, implementing information systems and business administration. He has held senior level positions at The Gallup Organization and Johnson Level & Tool Manufacturing Company. Prior to his private industry experience, he was an auditor in public accounting with Ernst & Young. Most recently, Mr. Benedetti was Chief Financial Officer of The Commercial Group Inc., which manages companies involved in glass fabrication and manufacturing of specialty display systems.

Item 9.01  Financial Statements and Exhibits

(a)	Exhibits

Exhibit No.	Description

99.1	Copy of Press Release dated January 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVISA, INC.

Date: January 15, 2004	By:	/s/ Herbert M. Lustig

Title: President & CEO